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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 6, 2002
(Date of Report)

NEORX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
410 West Harrison Street, Seattle, Washington		98119-4007
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant's telephone number, including area code)

Item 5. Other Events

        On September 6, 2002, NeoRx Corporation received a letter from the Nasdaq Stock Market notifying it that the closing bid price per share for NeoRx common stock was below $1.00 for 30 consecutive trading days and that as a result the company no longer meets the continued listing criteria. NeoRx has until December 5, 2002 to regain compliance with the listing criteria. To regain compliance with the minimum bid price requirement, the closing bid price of its common shares must remain above $1.00 for a minimum of ten consecutive trading days. NeoRx management and Board of Directors are considering various alternatives to address this issue.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION
Dated: September 13, 2002	By	/s/ RICHARD L. ANDERSON Richard L. Anderson Senior V-P, CFO and Secretary

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SIGNATURE